   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 12, 1997
                                                     REGISTRATION NO. 333-40341
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                      SECURITIES AND EXCHANGE COMMISSION

                                 ------------

                      POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM F-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                 ------------
                                ESG RE LIMITED
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 ------------
         BERMUDA                     6719                  NOT APPLICABLE
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL             IDENTIFICATION NO.)
    INCORPORATION OR          CLASSIFICATION CODE
      ORGANIZATION)                 NUMBER)

                                 ------------
                          SKANDIA INTERNATIONAL HOUSE
                               16 CHURCH STREET
                           HAMILTON, HM 11, BERMUDA
                                (441) 295-2185
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 ------------
                                ESG RE LIMITED
                           C/O CT CORPORATION SYSTEM
                                 1633 BROADWAY
                           NEW YORK, NEW YORK 10019
                                (212) 664-1666
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                 ------------
                                WITH COPIES TO:
       RICHARD S. BORISOFF, ESQ.               JAMES C. SCOVILLE, ESQ.
    PAUL, WEISS, RIFKIND, WHARTON &             DEBEVOISE & PLIMPTON
               GARRISON                           875 THIRD AVENUE
      1285 AVENUE OF THE AMERICAS             NEW YORK, NEW YORK 10022
       NEW YORK, NEW YORK 10019                    (212) 909-6000
            (212) 373-3153
                                 ------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                                 ------------

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                 ------------

                        CALCULATION OF REGISTRATION FEE

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
 TITLE OF EACH CLASS OF                    PROPOSED MAXIMUM PROPOSED MAXIMUM
    SECURITIES TO BE         AMOUNT TO      OFFERING PRICE      AGGREGATE        AMOUNT OF
       REGISTERED         BE REGISTERED(1)   PER SHARE(2)   OFFERING PRICE(2) REGISTRATION FEE
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
Common Shares, $1.00 par
 value..................     10,350,000         $20.00        $207,000,000       $62,543(3)

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(1) Includes 1,350,000 Common Shares which may be sold pursuant to the
    Underwriters' over-allotment option. See "Underwriting."
(2) Estimated pursuant to Rule 457 solely for purposes of determining the amount of the registration fee.
(3) $55,758 was paid on November 17, 1997, and the remainder was paid on December 10, 1997.

                                 ------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered which will be paid solely by the Company. All the amounts shown are estimates, except the Securities and Exchange Commission registration fee and the NASD filing fee:

     SEC Registration Fee........................................... $   62,543
     NASD Fees......................................................     18,900
     Transfer Agent and Registrar Fees and Expenses.................     15,000
     Printing and Engraving Expenses................................    350,000
     Legal Fees and Expenses........................................    650,000
     Accounting Fees and Expenses...................................    850,000
     Blue Sky Fees and Expenses.....................................     50,000
     Miscellaneous Expenses.........................................      3,557
                                                                     ----------
       Total........................................................ $2,000,000
                                                                     ==========

---------------------
* To be completed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 98 of the Companies Act 1981 of Bermuda (the "Act") provides generally that a Bermudian company may indemnify its directors, officers and auditors against any liability which by virtue of Bermudian law otherwise would be imposed on them, except in cases where such liability arises from the willful negligence, willful default, fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermudian company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or they are acquitted or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Act.

  The Company has adopted provisions in its Memorandum of Association and Bye-Laws that provide that the Company shall indemnify its officers and directors to the maximum extent permitted under the Act. The Company also entered into indemnification agreements with each of its directors and officers to provide them with the maximum indemnification allowed under its Memorandum of Association, Bye-Laws and the Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  The Company was incorporated in August 1997 under the laws of Bermuda. On August 21, 1997, the Company issued 6,000 of its Ordinary Shares to ESG Partners (Bermuda) L.P. (then known as Head Insurance Investors IX (Bermuda) L.P.), and 3,000 each to Gerhard Jurk and Wolfgang M. Wand. The General Partner of ESG Partners (Bermuda) L.P. is an affiliate of Head Company. Such securities were sold in a private placement outside the United States and therefore are exempt from registration under the Securities Act pursuant to
Section 4(2) thereof. The aggregate offering price for this transaction was $12,000.

  On December 3, 1997, the Company issued 2,673,799 Common Shares, and, after giving effect to the Offerings, Class A Warrants to purchase 1,247,284 Common Shares, and Class B Warrants to purchase 1,247,284 Common Shares (if certain performance criteria are satisfied) for an aggregate purchase price of $50 million. Such securities were sold in a private placement and therefore are exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

  On December 2, 1997, the Company issued 900,000 Common Shares in exchange for all of the outstanding capital stock of European Specialty Group (United Kingdom) Limited ("ESG UK"). See "Summary--Formation and Direct Sales." Such securities were sold in a private placement outside the United States and therefore are exempt from registration under the Securities Act pursuant to Regulation S under the Securities Act. The Company issued 900,000 Common Shares in exchange for all of the outstanding capital stock of ESG UK. At the time of this exchange, European Specialty Group Holding AG was a wholly owned subsidiary of ESG UK.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (A) EXHIBITS.

  1.1*  --Form of Underwriting Agreement
  2.1*  --Share Exchange Agreement between ESG Re Limited and European
         Specialty Group (United Kingdom) Limited, dated as of November 13,
         1997.
  2.2*  --Share Exchange Agreement between the shareholders of European
         Specialty Group Holding AG and European Specialty Group (United
         Kingdom) Limited, dated as of November 13, 1997.
  3.1*  --Memorandum of Association
  3.2*  --Bye-Laws
  4.1*  --Specimen Common Share certificate
  4.2*  --Form of Class A Warrant
  4.3*  --Form of Class B Warrant
  5.1*  --Opinion of Appleby, Spurling & Kempe as to the legality of the Common
         Shares
  8.1   --Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to certain tax matters
  8.2   --Opinion of Deloitte & Touche GmbH as to certain tax matters
  8.3   --Opinion of Deloitte & Touche, United Kingdom as to certain tax matters
  8.4   --Opinion of Deloitte & Touche, Canada as to certain tax matters
  8.5   --Opinion of Appleby, Spurling & Kempe as to certain tax matters
  8.6   --Opinion of Matheson Ormsby Prentice as to certain tax matters
 10.1*  --Form of Subscription Agreement, between ESG Re Limited and certain
         Direct Purchasers, dated as of September 30, 1997
 10.2*  --Employment Agreement between European Specialty Group (United
         Kingdom) Limited, ESG Re Limited and Wolfgang M. Wand, dated as of
         December 1, 1997
 10.3*  --Employment Agreement between ESG Re Limited and Steven H. Debrovner, dated as of December 1, 1997
 10.4*  --Employment Agreement between European Specialty Group Holding AG and
         Gerhard Jurk, dated as of December 1, 1997
 10.5*  --Employment Agreement between European Specialty (North America)
         Limited and Renate M. Nellich, dated as of December 1, 1997
 10.6*  --Investment Advisory Agreement, between ESG Re Limited and Head Asset
         Management L.L.C., dated as of December 1, 1997
 10.7*  --Investment Advisory Agreement, between ES Ruckversicherungs AG and
         Head Asset Management L.L.C., dated as of December 1, 1997
 10.8*  --Form of Registration Rights Agreement between ESG Re Limited and the
         Direct Purchasers named therein
 22.1*  --Subsidiaries of the Registrant
 23.1   --Consent of Deloitte & Touche GmbH
 23.2*  --Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in
         Exhibit 8.1)
 23.3*  --Consent of Deloitte & Touche GmbH (included in Exhibit 8.2)
 23.4*  --Consent of Deloitte & Touche, United Kingdom (included in Exhibit
         8.3)
 23.5*  --Consent of Deloitte & Touche, Canada (included in Exhibit 8.4)
 23.6   --Consent of Appleby, Spurling & Kempe (included in Exhibits 5.1 and
         8.5)
 23.7   --Consent of Deloitte & Touche, Hamilton, Bermuda
 23.8   --Consent of Matheson Ormsby Prentice (included in Exhibit 8.6)
 23.9*  --Consent of David L. Newkirk
 23.10* --Consent of William J. Poutsiaka
 23.11* --Consent of Edward A. Tilly
 24.1*  --Power of Attorney

---------------------
* Previously filed.

ITEM 17. UNDERTAKINGS

  (1) The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to its Memorandum of Association, Bye-Laws, the Underwriting Agreement or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by the director, officers or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (3) The Registrant hereby undertakes that:

      (a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

      (b) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM F-1 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON DECEMBER 12, 1997.

                                         ESG Re Limited

                                                     /s/ Gerhard Jurk
                                         By: __________________________________
                                           NAME: GERHARD JURK
                                           TITLE: CHIEF FINANCIAL OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                       TITLE                 DATE

                 *                    Chief Executive
------------------------------------   Officer, Director
          WOLFGANG M. WAND             (Principal
                                       Executive Officer)

                 *                    Chief Operating
------------------------------------   Officer
        STEVEN H. DEBROVNER

          /s/ Gerhard Jurk            Chief Financial          December 12,
------------------------------------   Officer, Director           1997
            GERHARD JURK               (Principal
                                       Financial and
                                       Accounting
                                       Officer)

        /s/ John C Head III           Chairman of the          December 12,
------------------------------------   Board                       1997
          JOHN C HEAD III

        /s/ John C Head III           Authorized               December 12,
------------------------------------   Representative in           1997
          JOHN C HEAD III              the United States

        /s/ John C Head III           Attorney-in-Fact         December 12,
*By: _______________________________                               1997
          JOHN C HEAD III

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                                  EXHIBIT
 -------                                 -------
  1.1*   --Form of Underwriting Agreement
  2.1*   --Share Exchange Agreement between ESG Re Limited and European
          Specialty Group (United Kingdom) Limited, dated as of November 13,
          1997.
  2.2*   --Share Exchange Agreement between the shareholders of European
          Specialty Group Holding AG and European Specialty Group (United
          Kingdom) Limited, dated as of November 13, 1997.
  3.1*   --Memorandum of Association
  3.2*   --Bye-Laws
  4.1*   --Specimen Common Share certificate
  4.2*   --Form of Class A Warrant
  4.3*   --Form of Class B Warrant
  5.1*   --Opinion of Appleby, Spurling & Kempe as to the legality of the
          Common Shares
  8.1    --Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to certain tax matters
  8.2    --Opinion of Deloitte & Touche GmbH as to certain tax matters
  8.3    --Opinion of Deloitte & Touche, United Kingdom as to certain tax matters
  8.4    --Opinion of Deloitte & Touche, Canada as to certain tax matters
  8.5    --Opinion of Appleby, Spurling & Kempe as to certain tax matters
  8.6    --Opinion of Matheson Ormsby Prentice as to certain tax matters
 10.1*   --Form of Subscription Agreement, between ESG Re Limited and certain
          Direct Purchasers, dated as of September 30, 1997
 10.2*   --Employment Agreement between European Specialty Group (United
          Kingdom) Limited, ESG Re Limited and Wolfgang M. Wand, dated as of
          December 1, 1997
 10.3*   --Employment Agreement between ESG Re Limited and Steven H. Debrovner, dated as of December 1, 1997
 10.4*   --Employment Agreement between European Specialty Group Holding AG and
          Gerhard Jurk, dated as of December 1, 1997
 10.5*   --Employment Agreement between European Specialty (North America)
          Limited and Renate M. Nellich, dated as of December 1, 1997
 10.6*   --Investment Advisory Agreement, between ESG Re Limited and Head Asset
          Management L.L.C., dated as of December 1, 1997
 10.7*   --Investment Advisory Agreement, between ES Ruckversicherungs AG and
          Head Asset Management L.L.C., dated as of December 1, 1997
 10.8*   --Form of Registration Rights Agreement between ESG Re Limited and the
          Direct Purchasers named therein
 22.1*   --Subsidiaries of the Registrant
 23.1    --Consent of Deloitte & Touche GmbH
 23.2*   --Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in
          Exhibit 8.1)
 23.3*   --Consent of Deloitte & Touche GmbH (included in Exhibit 8.2)
 23.4*   --Consent of Deloitte & Touche, United Kingdom (included in Exhibit
          8.3)
 23.5*   --Consent of Deloitte & Touche, Canada (included in Exhibit 8.4)
 23.6    --Consent of Appleby, Spurling & Kempe (included in Exhibits 5.1 and
          8.5)
 23.7    --Consent of Deloitte & Touche, Hamilton, Bermuda
 23.8    --Consent of Matheson Ormsby Prentice (included in Exhibit 8.6)
 23.9*   --Consent of David L. Newkirk
 23.10*  --Consent of William J. Poutsiaka
 23.11*  --Consent of Edward A. Tilly
 24.1*   --Power of Attorney

---------------------
* Previously filed.